Exhibit 1.1

Wells Fargo Capital XIV

8.625 % Enhanced Trust Preferred Securities (Enhanced TRUPS®)

($25 liquidation amount)

guaranteed to the extent set forth in the Guarantee Agreement by

Wells Fargo & Company

Underwriting Agreement

August 12, 2008

To the Representatives

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

Wells Fargo Capital XIV, a statutory trust created under the laws of the State of Delaware (the “Trust”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), 24,000,000 of its 8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®), $25 liquidation amount (the “Firm Securities”). The Trust also proposes to sell to the Underwriters not more than an additional 3,600,000 of its 8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®), $25 liquidation amount (the “Additional Securities”), in order to cover over-allotments, if any, if and to the extent that the Representatives shall have determined to exercise the right to purchase such securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Capital Securities”. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

The Capital Securities will be guaranteed (the “Guarantee”) by Wells Fargo & Company, a Delaware corporation (“Wells Fargo” or the “Guarantor”), to the extent described in a Guarantee Agreement to be dated as of August 19, 2008 (the “Guarantee Agreement”) between the Guarantor and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Guarantee Trustee”). The Trust will use the proceeds from the sale of the Capital Securities and the sale of the Trust Common Securities (as defined below) pursuant to the Note Purchase Agreement to be dated as of August 19, 2008 between the Trust and the Guarantor (the “Note Purchase Agreement”), to purchase from the Guarantor $600,010,000 aggregate principal amount of its 8.625% junior subordinated deferrable interest debentures due 2068 (the “Notes”)

to be issued under an Indenture dated as of August 1, 2005 between the Guarantor and The Bank of New York Mellon Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee (the “Note Trustee”), as supplemented by the First Supplemental Indenture dated as of December 5, 2006, the Second Supplemental Indenture dated as of May 25, 2007, the Third Supplemental Indenture dated as of March 12, 2008, the Fourth Supplemental Indenture dated as of May 19, 2008 and the Fifth Supplemental Indenture to be dated as of August 19, 2008, between the Guarantor and the Note Trustee (collectively, the “Indenture”). The Guarantor will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of the Trust (the “Trust Common Securities”). The Trust was created under Delaware law pursuant to a Declaration of Trust and Trust Agreement dated as of March 14, 2008 executed by Wells Fargo, as depositor, and by Paul R. Ackerman and Barbara S. Brett, as administrative trustees of the Trust and by Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), as amended by the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) among Wells Fargo, the administrative trustees named therein (the “Administrative Trustees”), the Delaware Trustee and the property trustee named therein (the “Property Trustee”) to be dated as of August 19, 2008. Under the terms of the Trust Agreement, the Guarantor shall pay, under certain circumstances, certain expenses of the Trust.

1. Representations and Warranties. Each of the Trust and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter that:

(a) The Trust and the Guarantor meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended, (the “Act”) and have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on such Form as defined in Rule 405 under the Act (the file number of which is set forth in Schedule I hereto) for the registration under the Act of the Capital Securities, the Guarantee and the Notes. Such registration statement, including any amendments thereto, became effective upon filing. The Trust and the Guarantor propose to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Capital Securities, the Guarantee and the Notes in substantially the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding the Statements of Eligibility on Form T-1), as amended at the date of this Agreement, and including any prospectus supplement relating to the Capital Securities, the Guarantee and the Notes that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter called the “Registration Statement”; such prospectus relating to the Capital Securities, the Guarantee and the Notes in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus”. Any reference herein to the Registration Statement, the Basic

Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, the Indenture, the Trust Agreement and the Guarantee Agreement will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility on Form T-1 under the Trust Indenture Act of the Note Trustee, the Guarantee Trustee and the Property Trustee, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by any Underwriter consists of such information described as such in a letter dated the Closing Date the (“Blood Letter”) delivered by the Representatives to the Trust and the Guarantor).

(c) At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Trust or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Trust or the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Capital Securities, the Guarantee and the Notes in reliance on the exemption in Rule 163 under the Act, the Trust and the Guarantor were or are (as the case may be) each a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Guarantor agrees to pay the fees required by the Commission relating to the Capital Securities, the Guarantee and the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(e) At the earliest time after the filing of the Registration Statement that the Trust, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Capital Securities, the Guarantee and the Notes, each of the Trust and the Guarantor was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Trust and the Guarantor be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Trust or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

(g) Certain Definitions. For purposes hereof:

(i) “Disclosure Package” shall mean (A) the Basic Prospectus, as amended and supplemented to the Applicable Time, including the Preliminary Final Prospectus, (B) the Issuer Free Writing Prospectuses identified in Schedule III hereto, and (C) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(ii) “Applicable Time” shall mean the Applicable Time listed in Schedule I hereto.

(iii) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

(iv) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, that (A) is required to be filed with the Commission by the Trust or the Guarantor or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Capital Securities, the Guarantee and the Notes or the offering that does not reflect the final terms.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the number of the Firm Securities set forth opposite such Underwriter’s name in Schedule II hereto at a purchase price of $25 (the “Purchase Price”) per Firm Security, plus any accumulated distributions thereon.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to the Underwriters the Additional Securities to cover over-allotments, if any. The Underwriters shall have the right (the “Over-allotment Option”) to purchase up to 3,600,000 of Additional Securities at the Purchase Price per Additional Security, plus any accumulated distributions thereon. The Over-allotment Option may consist of the Pre-Closing Component and/or the Post-Closing Component, but shall in no event exceed 3,600,000 of Additional Securities in the aggregate.

(c) Prior to the Closing Date, the Underwriters may exercise the Over-allotment Option one or more times until 1:00 p.m., Central Time, on the business day prior to the Closing Date (the “Pre-Closing Component”). If the Underwriters exercise the Pre-Closing Component, for each exercise the Representatives shall notify the Trust and the Guarantor in writing of such exercise no later than 1:00 p.m., Central time, on the business day prior to the Closing Date. Each such notice shall specify the number of Additional Securities to be purchased by the Underwriters. The Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the number of Additional Securities specified in each such notice proportionate to such Underwriter’s purchase of Firm Securities set forth on Schedule II hereto. The closing of the purchase of Additional Securities pursuant to each exercise of the Pre-Closing Component shall occur on the Closing Date.

(d) Following the Closing Date, the Underwriters shall have a one time right to exercise the Over-allotment Option within thirty (30) days of the date of this Agreement (the “Post-Closing Component”). If the Underwriters exercise the Post-Closing Component, the

Representatives shall notify the Trust and the Guarantor in writing at any time on or prior to 3:00 p.m. Central time on the fifth (5th) business day prior to September 11, 2008, which notice shall specify the number of Additional Securities to be purchased by the Underwriters. The Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the number of Additional Securities specified in such notice proportionate to such Underwriter’s purchase of Firm Securities set forth on Schedule II hereto.

(f) In consideration of such purchases on the Closing Date and the Additional Closing Date (if applicable), the proceeds of which will be used to purchase the Notes, the Guarantor shall pay to the Underwriters as compensation, in immediately available funds, on the Closing Date and the Additional Closing Date (if applicable), the commission per Capital Security set forth on Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Additional Securities covered by any exercise of the Pre-Closing Component (collectively, the “Closing Date Securities”) shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement among the Representatives, the Trust and the Guarantor or as provided in Section 8 hereof (such date and time of delivery and payment for the Closing Date Securities being herein called the “Closing Date”).

Delivery of and payment for the Additional Securities covered by any exercise of the Post-Closing Component (the “Additional Closing Date Securities”) shall be made at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2(d), which shall be the fifth (5th) business day following the exercise of the Post-Closing Component (unless the Representatives, the Trust and the Guarantor otherwise agree in writing) (such date and time of delivery and payment for the Additional Closing Date Securities being herein called the “Additional Closing Date”).

Delivery of the Closing Date Securities and the Additional Closing Date Securities (if applicable) shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto and this Section 3, as applicable. The Trust will deliver against payment of the purchase price the Closing Date Securities and the Additional Closing Date Securities (if applicable) in the form of one or more permanent global securities in definitive form deposited with or on behalf of Wells Fargo Bank, N.A. as custodian for The Depository Trust Company (“DTC”) for credit to the respective accounts of the Underwriters and registered in the name of Cede & Co., as nominee for DTC. Interests in the permanent global Capital Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Prospectus.

4. Agreements. The Trust and the Guarantor jointly and severally agree with the several Underwriters that:

(a) The Trust or the Guarantor will provide to counsel for the Underwriters one manually executed copy of the Registration Statement,

including all exhibits thereto, in the form it became effective and all amendments thereto. Prior to the Closing Date, the Trust and the Guarantor will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Trust or the Guarantor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after notice thereof. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. Subject to the foregoing sentence, the Trust and the Guarantor will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement. The Trust and the Guarantor will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Capital Securities, the Guarantee and the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Trust or the Guarantor of any notification with respect to the suspension of the qualification of the Capital Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus, the Trust and the Guarantor will use promptly their best efforts to obtain the withdrawal of such stop order.

(b) The Trust or the Guarantor will prepare a final term sheet in a form approved by you and will file such term sheet pursuant to Rule 433(d)(5)(ii) under the Act within the time required by such Rule. Any such final term sheet shall be an Issuer Free Writing Prospectus.

(c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Trust or the Guarantor will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d) If, at any time when a prospectus relating to the Capital Securities, the Guarantee and the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Trust or the Guarantor will promptly notify you and, upon your request, the Trust and the Guarantor will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(e) As soon as practicable, the Guarantor, on behalf of the Trust, will make generally available to the Trust’s security holders an earnings statement or statements of the Guarantor and the Guarantor’s subsidiaries which will satisfy the provisions of Section 11(a) of the Act.

(f) The Trust and the Guarantor will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus included in the Disclosure Package and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Guarantor will pay the expenses of printing or other production of all documents relating to the offering and the expenses incurred in distributing the Final Prospectus to the Underwriters.

(g) The Trust and the Guarantor will arrange for the qualification of the Capital Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required to complete the distribution of the Capital Securities; provided, however, that each of the Trust and the Guarantor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

(h) During the 30 day period following the date of this Agreement, neither the Guarantor nor any of its subsidiaries or other affiliates over which the Guarantor exercises management or voting control, nor any person acting on their behalf, will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Capital Securities, with the exclusion of market making activities carried out by any of the Guarantor’s affiliated brokers.

(i) The Trust and the Guarantor agree to use all commercially reasonable efforts to obtain and maintain the listing of the Capital Securities on the New York Stock Exchange until such time as none of the Capital Securities are outstanding. If the Capital Securities cease to be listed on the New York Stock Exchange, the Trust and the Guarantor agree to use all commercially reasonable efforts promptly to list the Capital Securities on a stock exchange agreed upon by the Trust, the Guarantor and the Representatives. The Trust and the Guarantor will use all commercially reasonable efforts to comply with the rules of the New York Stock Exchange and will otherwise comply with any undertakings given by it from time to time to the New York Stock Exchange in connection with the Capital Securities listed thereon or the listing thereof and, without prejudice to the generality of the foregoing, to furnish or cause to be furnished to the New York Stock Exchange all such information as it may require in connection with the listing thereon of the Capital Securities. In the event the Notes are distributed to the holders of the Capital Securities, the Trust and the Guarantor agree to use all commercially reasonable efforts to obtain and maintain the listing of the Notes on the New York Stock Exchange or any other stock exchange on which the Capital Securities are then listed until such time as none of the Notes are outstanding.

(j) The Trust and the Guarantor each agree that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Trust and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Trust and the Guarantor, it has not made and will not make any offer relating to the Capital Securities, the Guarantee and the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained by the Trust or the Guarantor under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Trust and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Trust and the Guarantor each agree that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Guarantor will pay all expenses incident to the performance of the Trust’s and its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Capital Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Capital Securities and the Notes, for any travel expenses of the Trust’s and the Guarantor’s officers and employees and any other expenses of the Trust and the Guarantor in connection with attending or hosting meetings with prospective purchasers of Capital Securities and for expenses incurred in distributing any Preliminary Final Prospectus, the Free Writing Prospectuses included in Schedule III hereto or the Final Prospectus. The Guarantor will also pay all fees and expenses of the Note Trustee, including the fees and disbursements of counsel for the Note Trustee in connection with the Indenture and the Notes; the fees and expenses of the Property Trustee and the Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee in connection with the Certificate of Trust filed with the Delaware Secretary of State with respect to the Trust (the “Certificate of Trust”) and the Trust Agreement; and the fees and expenses of the Guarantee Trustee, including the fees and disbursements of counsel for the Guarantee Trustee in connection with the Guarantee and the Guarantee Agreement.

(l) The Trust and the Guarantor will cooperate with the Representatives and use all commercially reasonable efforts to permit the Capital Securities to be eligible for clearance and settlement through DTC, the Euroclear System and Clearstream Banking S.A., as applicable.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Trust and the Guarantor contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Trust and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Trust and the Guarantor of their obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice under Rule 401(g)(2) that would prevent its use, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) not later than the close of business on the second business day following the execution and delivery of this Agreement; and the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Trust or the Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act.

(b) The Trust and the Guarantor shall have furnished to the Representatives the opinion of Jeannine E. Zahn, Senior Counsel of the Guarantor, or another senior lawyer of the Guarantor satisfactory to the Representatives, dated the Closing Date, to the effect that:

(i) the Guarantor has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package or the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation (“WFC Holdings” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation under the laws of the State of Delaware;

(ii) each of the Guarantor and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Guarantor and its subsidiaries, taken as a whole;

(iii) all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) nonassessable, and are owned directly or indirectly by the Guarantor free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iv) the number and type of equity securities the Guarantor is authorized to issue is as set forth in the Disclosure Package or the Final Prospectus;

(v) to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Disclosure Package or Final Prospectus, other than as disclosed therein, and there is no contract or other document of a character required to be described or referred to in the Registration Statement or required to be filed as an exhibit thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the description thereof or references thereto are correct;

(vi) neither the issue and sale of the Capital Securities and the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or the Indenture, the Notes, the Trust Agreement or the Guarantee Agreement will result in a breach of, or constitute a default under, any indenture or other agreement or instrument to which the Guarantor or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Guarantor’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Guarantor or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Guarantor and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Guarantor or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Guarantor or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Guarantor;

(vii) the statements in the Final Prospectus (other than statements furnished in writing to the Trust or the Guarantor by or on behalf of an Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) under the captions “Summary of Terms of the Capital Securities”, “Summary of Terms of the Junior Subordinated Debentures”, “Guarantee of Capital Securities”, “Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee,” and “Underwriting,” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived;

(viii) the Indenture has been duly authorized, executed and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act, as amended, and (assuming the Indenture has been duly authorized, executed and delivered by the Note Trustee) constitutes a valid and legally binding instrument enforceable against the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); and the Notes have been duly authorized and executed by the Guarantor and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust pursuant to the Note Purchase Agreement, the Notes will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture

(subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States);

(ix) the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor, and (assuming the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantee Trustee) constitutes a valid and legally binding instrument enforceable against the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); and the Trust Agreement has been duly authorized, executed and delivered by the Guarantor and each of the Administrative Trustees;

(x) the Registration Statement and any amendments thereto have become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice under Rule 401(g)(2) of the Act that would prevent its use, has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date or as amended or supplemented at the Closing Date (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xi) such counsel has no reason to believe that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Guarantor or the Trust by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion);

(xii) this Agreement has been duly authorized, executed and delivered by each of the Trust and the Guarantor; and

(xiii) no consent, approval, authorization or order of any court or government agency or body is required for the consummation of the transactions contemplated herein or in the Indenture, the Notes, the Trust Agreement or the Guarantee Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the Blue Sky laws of any jurisdiction or rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Capital Securities by the Underwriters.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota and the Delaware General Corporation Law or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Trust and the Guarantor and its subsidiaries and public officials.

(c) The Representatives shall have received the opinion of counsel to The Bank of New York Mellon Trust Company, National Association, as Property Trustee under the Trust Agreement, Note Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, dated the Closing Date, to the effect that:

(i) The Bank of New York Mellon Trust Company, National Association is duly incorporated and is validly existing in good standing as a banking corporation under the law of the State of New York;

(ii) The Bank of New York Mellon Trust Company, National Association has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement;

(iii) Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly authorized, executed and delivered by The Bank of New York Mellon Trust Company, National Association;

(iv) Each of the Indenture and the Guarantee Agreement constitutes a legal, valid and binding obligation of The Bank of New York Mellon Trust Company, National Association, enforceable against The Bank of New York Mellon Trust Company, National Association in accordance with its terms;

(v) The execution, delivery and performance by The Bank of New York Mellon Trust Company, National Association of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or by-laws of The Bank of New York Mellon Trust Company, National Association; and

(vi) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of New York or the United States of America governing the banking or trust powers of The Bank of New York Mellon Trust Company, National Association is required for the execution, delivery or performance by The Bank of New York Mellon Trust Company, National Association of the Trust Agreement, the Indenture and the Guarantee Agreement.

(d) The Representatives shall have received the opinion of Richards, Layton & Finger, as special Delaware counsel to the Trust and the Guarantor, dated the Closing Date, to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (the “Delaware Act”), and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Trust Agreement;

(iii) The Trust Agreement constitutes a valid and legally binding obligation of each of the Guarantor, the Property Trustee, the Delaware Trustee and the Administrative Trustees enforceable against the Guarantor and each of the Property Trustee, the Delaware Trustee and the Administrative Trustees in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership, liquidation, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law), the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States);

(iv) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority (A) to execute and deliver, and to perform its obligations under, this Agreement, and (B) to issue, and to perform its obligations under, the Capital Securities and the Trust Common Securities;

(v) Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust;

(vi) Under the Delaware Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities of the Trust have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, and, subject to the qualifications hereinafter expressed in this paragraph (vi), fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits provided by the Trust Agreement. The holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the respective holders of the Capital Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement;

(vii) The Trust Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits provided by the Trust Agreement;

(viii) Under the Trust Agreement and the Delaware Act, the issuance of the Capital Securities and the Trust Common Securities is not subject to preemptive or similar rights; and

(ix) The issuance and sale by the Trust of the Capital Securities and the Trust Common Securities, the purchase by the Trust of the Notes, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (A) any of the provisions of the Certificate of Trust or the Trust Agreement, or (B) any Delaware law or Delaware administrative regulation applicable to the Trust.

(e) The Representatives shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the Capital Securities, the Notes, the Guarantee Agreement, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Trust and the Guarantor shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(f) Each of the Trust and the Guarantor shall have furnished to the Representatives a certificate, signed, with respect to the Trust, by an Administrative Trustee of the Trust and, with respect to the Guarantor, any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that:

(i) with respect to the certificate delivered by the Trust, the representations and warranties of the Trust in Section 1 hereof are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and, with respect to the certificate delivered by the Guarantor, the representations and warranties of the Guarantor in Section 1 hereof are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) with respect to each certificate, no stop order suspending the effectiveness of the Registration Statement, as amended, or notice under Rule 401(g)(2) under the Act that would prevent its use, has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) with respect to the certificate delivered by the Guarantor, since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition, financial or otherwise, earnings, business, properties or business prospects of the Trust, the Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus.

(g) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated the Closing Date.

(h) As of the Closing Date, there shall not have occurred since the date hereof any change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Trust, the Guarantor and the Guarantor’s subsidiaries, taken as a whole, from that set forth in the Disclosure Package or Final Prospectus, as amended or supplemented as of the date hereof, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Capital Securities on the terms and in the manner contemplated by the Disclosure Package or the Final Prospectus, as so amended or supplemented.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Trust and the Guarantor in writing or by telephone or facsimile confirmed in writing.

In addition, the obligations of the Underwriters to purchase the Additional Closing Date Securities shall be subject to (i) the accuracy of the representations and warranties on the part of the Trust and the Guarantor contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Additional Closing Date (including the filing of any document incorporated by reference therein) and as of the Additional Closing Date, (ii) the accuracy of the statements of the Trust and the Guarantor made in any certificates delivered pursuant to the provisions of this Agreement, and (iii) the performance by the Trust and the Guarantor of their obligations hereunder and to the additional conditions set forth in items (a) through (h) above, provided that (A) the certificate described in paragraph (f) above shall be dated as of the Additional Closing Date, (B) the opinions described in paragraphs (b), (c), (d) and (e) shall be dated the Additional Closing Date and shall relate to the Additional Closing Date Securities, (C) the letter of KPMG LLP described in paragraph (g) shall be dated the Additional Closing Date, and (D) the condition described in paragraph (h) shall relate to the Additional Closing Date.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Capital Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Trust and the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Guarantor will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(k) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities.

7. Indemnification and Contribution.

(a) The Trust and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Capital Securities, the Guarantee and the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which the Trust or the Guarantor may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Trust, the Administrative Trustees, the Guarantor, each of their directors, each of the Guarantor’s officers and the Trust’s representative who signs the Registration Statement, and each person who controls the Trust or the Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Trust or the Guarantor by or on behalf of such Underwriter through the Representatives for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Guarantor in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, from the offering of such Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Capital Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Capital Securities (before deducting expenses) received by the Trust bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Trust and the Guarantor, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Guarantor or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 7 shall be several in the proportion that the number of

Capital Securities the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate number of Capital Securities the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

(e) The Trust and the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Capital Securities agreed to be purchased by such Underwriter or Underwriters hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Capital Securities set forth opposite their names in Schedule II hereto bear to the aggregate number of Capital Securities set forth opposite the names of all the remaining Underwriters) the Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Capital Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Capital Securities; provided further, that if the remaining Underwriters do not exercise their right to purchase such Capital Securities and arrangements for the purchase of such Capital Securities satisfactory to the Trust and the Guarantor and the Representatives are not made within 36 hours after such default, then this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust and the Guarantor. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Trust or the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Underwriter Representations and Agreements.

(a) In the event that the offer or sale of the Capital Securities by an Underwriter in a jurisdiction requires any action on the part of the Trust or the Guarantor in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Trust or the Guarantor that the Trust or the Guarantor is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Trust or the Guarantor in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Capital Securities or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Capital Securities, and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Capital Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries. Each underwriter severally agrees that it will provide any materials requested by the New York Stock Exchange or such other stock exchange upon which the Capital Securities, or, if applicable, the Notes, are listed.

(b) Each Underwriter severally represents and agrees that it has not offered or sold, and will not offer or sell, the Capital Securities in any member state of the European Economic Area.

(c) Each Underwriter represents and agrees that it has not offered or sold the Capital Securities by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and has not issued, or possessed for the purpose of issuing, any advertisement, invitation or document relating to the Capital Securities (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Capital Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(d) Each Underwriter represents and agrees that it has not offered or sold any Capital Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except to “qualified institutional investors” (tekikaku-kikan-toshika) as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan and pursuant to an exemption from the registration requirements of, and otherwise in compliance with, Article 2, Paragraph 3, Item 2, Sub-Item A of the Financial Instruments and Exchange Law of Japan.

(e) Each Underwriter represents and agrees that it has not circulated or distributed the Final Prospectus, the Basic Prospectus, any Free Writing Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Capital Securities, and it has not offered or sold the Capital Securities, or made the Capital Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA. Where the Capital Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Capital Securities pursuant to an offer made under Section 275 of the SFA except: (x) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (y) where no consideration is or will be given for the transfer; or (z) where the transfer is by operation of law.

(f) Each Underwriter also severally agrees that it will timely file with the Corporate Financing Department of FINRA any documents required to be filed under Rules 2710, 2720 and/or 2810 of the FINRA’s Conduct Rules relating to the offering of the Capital Securities.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Trust and the Guarantor prior to delivery of and payment for the Capital Securities, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Guarantor on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Guarantor by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Guarantor or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Capital Securities.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust, the Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Trust or the Guarantor or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Capital Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the addresses specified in Schedule I hereto, or if sent to the Trust, at Wells Fargo Center, MAC: N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 or to the Guarantor, at 444 Market Street, MAC: 0195-171, San Francisco, California, 94111.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Trust and the Guarantor each hereby acknowledge that (a) the purchase and sale of the Capital Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Trust, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Trust and (c) the Trust’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Trust and the Guarantor each agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Trust or the Guarantor on related or other matters). The Trust and the Guarantor each agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Trust or the Guarantor, in connection with the purchase and sale of the Capital Securities pursuant to this Agreement or the process leading to such purchase and sale.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Trust, the Guarantor and the several Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Business Day. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

Very truly yours,

WELLS FARGO CAPITAL XIV

By	WELLS FARGO & COMPANY, as Depositor

By:	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President and Assistant Treasurer

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President and Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MORGAN STANLEY & CO. INCORPORATED

Acting on behalf of themselves and as the Representatives of the several Underwriters.
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden
Name:	Jack D. McSpadden
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jason Brownstein
Name:	Jason Brownstein
Title:	Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyt
Name:	Yurij Slyt
Title:	Vice President

SCHEDULE I

Underwriting Agreement dated August 12, 2008 (the “Agreement”)

Registration Statement Nos. 333-135006 and 333-135006-11

Representatives, including addresses:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax: (212) 816-0911

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Attention: Transaction Management Group

Fax: (212) 449-2234

Morgan Stanley & Co. Incorporated

1585 Broadway, 4th Floor

New York, New York 10036

Attention: Investment Banking Division

Fax: (212) 761-0783

Title, Purchase Price and Description of Capital Securities:

Title: 8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

Number: 24,000,000 capital securities

Over-allotment Option: The Underwriters may purchase up to an additional 3,600,000 of the 8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®) in order to cover over-allotments, if any.

Price to Public: $25 per Capital Security, plus accrued distributions, if any, from

August 19, 2008

Purchase price (include type of funds, if other than Federal Funds, and accrued distributions or amortization if applicable):

Retail: $25 per Capital Security, plus accrued distributions, if any, from August 19, 2008, payable in immediately available funds

Institutional: $25 per Capital Security, plus accrued distributions, if any, from August 19, 2008, payable in immediately available funds

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Commission:

Retail: $0.7875 per Capital Security

Institutional: $0.5000 per Capital Security

Distribution Rate: 8.625% per Capital Security until Stated Maturity

Distribution Dates: March 15, June 15, September 15 and December 15, beginning on December 15, 2008, until Stated Maturity, and at Stated Maturity

Liquidation Amount: $25 per Capital Security

Denominations: Beneficial interests in the Capital Securities will be held in denominations of $25 and integral multiples thereof

Sinking fund provisions: None

Stated Maturity: September 14, 2068

Redemption: As specified in the Final Prospectus

Provisions regarding repayment at the option of Holders: None

Deferral of Distributions: As specified in the Final Prospectus

Applicable Time: 11:15 a.m. (Eastern time) on the date of the Agreement

Closing Date, Time and Location: August 19, 2008, 10:00 a.m., New York City time, at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402

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SCHEDULE II

Underwriter	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	4,473,600
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,473,600
Morgan Stanley & Co. Incorporated	4,473,600
UBS Securities LLC	4,473,600
Wells Fargo Securities, LLC	4,473,600
J.P. Morgan Securities Inc.	240,000
Lehman Brothers Inc.	240,000
Raymond James & Associates, Inc.	240,000
RBC Capital Markets Corporation	240,000
Credit Suisse Securities (USA) LLC	96,000
Deutsche Bank Securities Inc.	96,000
Doley Securities, LLC	96,000
Goldman, Sachs & Co.	96,000
Guzman & Company	96,000
Muriel Siebert & Co., Inc.	96,000
Samuel A. Ramirez & Co., Inc	96,000
Total	24,000,000

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SCHEDULE III

Free Writing Prospectuses Included in the Disclosure Package

Final Term Sheet with respect to the Capital Securities dated August 12, 2008 prepared pursuant to Section 4(b) of this Agreement.

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